Exhibit 99.1

TAYLOR CAPITAL GROUP, INC.

REPORTS RESULTS FOR THE YEAR AND THE FOURTH QUARTER OF 2005

Net income to common shareholders increases 50.6% over prior year

Rosemont, IL– January 24, 2006 – Taylor Capital Group, Inc. (NASDAQ: TAYC), the holding company for Cole Taylor Bank, today reported net income applicable to common shareholders for the year ended December 31, 2005 of $31.8 million or $3.09 per diluted common share, an increase of 50.6% from 2004 net income of $21.1 million or $2.19 per diluted common share. The increase in earnings was driven primarily by higher net interest income and lower provisions for loan losses, while lower noninterest income was substantially offset by lower noninterest expense.

Net income for the fourth quarter of 2005 of $7.0 million, decreased $379,000, or 5.1%, from $7.4 million for the third quarter of 2005. During the quarter, an increase in net interest income resulting primarily from earning asset growth was offset by a higher provision for loan losses and other items. Net income per diluted common share was $0.63 for the fourth quarter of 2005 compared to $0.71 per diluted common share for the third quarter of 2005. The fourth quarter increase in the average number of common shares outstanding, resulting from the public offering of 1,150,000 shares of common stock in August and September 2005, reduced earnings per share by $0.04 in the fourth quarter.

Total assets increased by 13.6% from year-end 2004 to $3.28 billion at December 31, 2005. Investment securities increased $123.1 million, or 23.1%, over the same period, while total loans grew by $173.3 million, or 7.8%. Total stockholders’ equity increased $63.7 million to $219.3 million.

“Our ability to grow earning assets while managing credit risk and controlling operating expenses produced another year of improved financial performance,” said Jeffrey W. Taylor, Chairman and Chief Executive Officer. “When you look at the fundamental profit drivers of our business and our core operating results, the success of our efforts over the past year are evident.”

Net Interest Income

Net interest income for the year ended December 31, 2005 increased $14.1 million or 14.9%, from the 2004 total of $108.6 million. Average interest-earning assets increased $276.1 million, or 10.5%, averaging $2.9 billion in 2005. Average commercial loans increased $283.3 million, or 16.4%, while consumer oriented loans declined $57.3 million. The tax-equivalent net interest margin for 2005 was 3.80% compared to 3.65% for 2004, primarily as a result of the increases in the national prime rate, as approximately 61.5% of the Company’s earning assets are indexed to the prime rate.

Net interest income for the fourth quarter of 2005 increased $1.2 million or 4.4%, to $28.7 million from $27.5 million in the third quarter of 2005, driven by earning asset growth of $157.1 million. The net interest margin was 3.79% in the fourth quarter of 2005 compared to 3.80% in the third quarter of 2005, as the positive impact of the fourth quarter increase in the prime rate was muted by changes in the mix of earning assets and funding sources.

The following table presents the tax-equivalent yield on average interest-earning assets and rates paid on average interest-bearing liabilities for the periods indicated. The table adjusts tax-exempt interest income on an equivalent before-tax basis using a tax rate of 35%.

	Tax Equivalent Yield or Rate
	2005		2004	Year ended Dec. 31,
	Fourth Quarter	Third Quarter	Fourth Quarter	2005	2004
INTEREST-EARNING ASSETS:
Investment securities	4.42%	4.27%	4.13%	4.27%	4.20%
Cash equivalents	4.06	3.31	1.97	3.41	1.55

Loans:
Commercial and commercial real estate	7.09	6.77	5.86	6.65	5.52
Residential real estate mortgages	5.48	5.37	5.37	5.30	5.36
Home equity and consumer	6.79	6.36	5.13	6.12	4.93

Net loans, including loan fees	7.19	6.84	5.88	6.73	5.61

Total interest-earning assets (tax equivalent)	6.53	6.29	5.49	6.19	5.28

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits:
Interest-bearing demand deposits	2.32	1.78	0.97	1.77	0.77
Savings deposits	0.28	0.30	0.30	0.29	0.31
Time deposits	3.81	3.47	2.71	3.34	2.55

Total interest-bearing deposits	3.17	2.80	2.03	2.70	1.84

Short-term borrowings	3.11	2.62	1.31	2.44	1.02
Notes payable and FHLB advances	4.56	4.73	4.65	4.69	4.46
Junior subordinated debentures	8.50	8.26	7.54	8.15	7.31

Total interest-bearing liabilities	3.40	3.06	2.30	2.96	2.05

Net interest spread (tax equivalent)	3.13%	3.23%	3.19%	3.23%	3.23%

Net interest margin (tax equivalent)	3.79%	3.80%	3.67%	3.80%	3.65%

Noninterest Income

The following table presents the major categories of noninterest income for the periods indicated:

	For the Three Months Ended			For the Year Ended
	Dec. 31, 2005	Sept. 30, 2005	Dec. 31, 2004	Dec. 31, 2005	Dec. 31, 2004
	(in thousands)
Deposit service charges	$2,030	$2,177	$2,487	$9,022	$10,854
Trust services	723	720	1,024	3,069	4,079
Investment management services	396	365	415	1,476	1,252
Gain on sale of land trusts	—	—	—	2,000	—
Gain on sale of branch	—	—	—	1,572	—
Gain (loss) on sale of investment securities, net	—	—	(201)	127	144
Loan syndication fees	1,123	850	1,350	2,673	1,350
Other noninterest income	114	361	647	1,129	1,647

	4,386	4,473	5,722	21,068	19,326

Change in fair value of hedges	(1,583)	(2,549)	(279)	(3,887)	27
Net cash settlements on CD swaps	22	198	517	684	2,166

	(1,561)	(2,351)	238	(3,203)	2,193

Total noninterest income	$2,825	$2,122	$5,960	$17,865	$21,519

For the year ended December 31, 2005, noninterest income decreased $3.7 million, or 17%, from 2004. The impact of the changes in fair value and net settlements on our CD swaps decreased noninterest income by $5.4 million. Losses related to our CD swaps totaled $3.2 million in 2005, compared to income of $2.2 million in 2004. Under the terms of the CD swaps, the Company receives a fixed rate and pays a variable rate. Therefore, in periods of rising short-term interest rates the net cash settlements received and the fair values reported will decrease. Effective November 18, 2005, substantially all of these CD swaps were designated as accounting hedges under the long-haul method. For the fourth quarter of 2005, the impact of the CD swaps decreased noninterest income by $1.6 million compared to $2.4 million in the third quarter of 2005. Noninterest income in 2005 increased from gains on the sales of a branch and land trusts totaling $3.6 million and increased loan syndication fees of $1.3 million. Trust services income in 2005 declined from 2004 primarily because of the sale of the land trusts at the end of the first quarter of 2005. Deposit service charges decreased $1.8 million, or 16.9%, in 2005.

Noninterest Expense

The following table presents the major categories of noninterest expense for the periods indicated:

	For the Three Months Ended			For the Year Ended
	Dec. 31, 2005	Sept. 30, 2005	Dec. 31, 2004	Dec. 31, 2005	Dec. 31, 2004
	(in thousands)
Salaries and employee benefits:
Salaries, employment taxes, and medical insurance	$7,604	$7,480	$7,605	$30,825	$31,813
Incentives, commissions, and retirement benefits	2,209	3,000	2,187	9,430	7,138

Total salaries and employee benefits	9,813	10,480	9,792	40,255	38,951
Occupancy of premises, furniture and equipment	2,913	2,720	2,682	10,963	11,357
Lease termination charge	—	—	984	—	984
Computer processing	462	472	445	1,805	1,874
Corporate insurance	311	345	431	1,373	2,334
Legal fees, net	637	473	382	1,891	1,808
Advertising and public relations	224	77	218	574	1,489
Other noninterest expense	3,234	3,230	3,230	12,794	12,876

Total noninterest expense	$17,594	$17,797	$18,164	$69,655	$71,673

Total noninterest expense for the year ended December 31, 2005 decreased $2.0 million, or 2.8%, from 2004. Lower corporate insurance and advertising expenses in 2005, as well as reduced premises related costs, contributed to the decline.

“Maintaining discipline over our operating expenses is a key component of our earnings improvement strategy”, said Daniel C. Stevens, Chief Financial Officer. “We believe we have the capacity to continue to grow profitably earning assets while containing our operating expenses, and we demonstrated that ability this year.”

Income Taxes

Income tax expense was $19.5 million for the year ended December 31, 2005, resulting in an effective tax rate of 38.1%. By comparison, income tax expense for 2004 reflected an effective tax rate of 33.0%. The lower effective tax rate in 2004 resulted primarily from the recognition of income tax benefits relating to expenses deducted on prior years’ tax returns for which the statute of limitations expired in 2004.

Investment Portfolio

The investment portfolio increased $123.1 million, or 23.1%, during 2005 from the purchase of $206.0 million in fixed rate investment securities, approximately 35% of which were tax-exempt municipal obligations. These purchases were funded with variable-rate borrowings and are expected to reduce the exposure of future net interest income to interest-rate risk.

Loan Portfolio

The following table presents the composition of the loan portfolio as of the dates indicated:

	Dec. 31, 2005	Sept. 30, 2005	Dec. 31, 2004
	(in thousands)
Commercial and industrial	$665,023	$668,464	$656,099
Commercial real estate secured	793,965	762,711	732,251
Real estate-construction	684,737	669,336	531,868
Residential real estate mortgages	63,789	58,260	64,569
Home equity loans and lines of credit	161,058	177,680	207,164
Consumer	14,972	15,439	18,386
Other loans	1,497	792	1,460

Gross loans	2,385,041	2,352,682	2,211,797
Less: Unearned discount	(110)	(122)	(191)

Total loans	$2,384,931	$2,352,560	$2,211,606

Total loans increased by $173.3 million, or 7.8%, during 2005. The increase in total loans resulted primarily from growth in real estate construction loans, which increased by $152.9 million, or 28.7%, during the year. Total commercial real estate secured loans increased by $61.7 million, or 8.4%, and commercial and industrial loans increased by $8.9 million, or 1.4%, during the same period. Total consumer oriented loans, which include residential real estate mortgages, home-equity loans and lines of credit and consumer loans, decreased by $50.3 million, or 17.2%, continuing the expected decline that began in 2001 when the Company stopped originating consumer loans through brokers.

Loan Quality and Nonperforming Assets

The following table presents nonperforming assets and related data as of the dates indicated:

	Dec. 31, 2005	Sept. 30, 2005	Dec. 31, 2004
	(in thousands)
Loans contractually past due 90 days or more but still accruing interest	$2,615	$1,339	$1,807
Nonaccrual loans	10,834	12,818	12,286

Total nonperforming loans	13,449	14,157	14,093
Other real estate owned	1,139	241	46
Other repossessed assets	—	35	12

Total nonperforming assets	$14,588	$14,433	$14,151

Nonperforming loans to total loans	0.56%	0.60%	0.64%
Nonperforming assets to total loans plus repossessed property	0.61%	0.61%	0.64%
Nonperforming assets to total assets	0.44%	0.46%	0.49%

Nonperforming assets stood at $14.6 million, or 0.44% of total assets at December 31, 2005, compared to $14.2 million, or 0.49% of total assets at December 31, 2004.

Allowance for Loan Losses

The following table presents the activity in the allowance for loan losses and related data for the three- and twelve-month periods ended December 31:

	For Three Months Ended December 31,		For Year Ended December 31,
	2005	2004	2005	2004
	(dollars in thousands)
Average total loans	$2,340,886	$2,135,011	$2,271,681	$2,045,723

Total loans at end of period	$2,384,931	$2,211,606	$2,384,931	$2,211,606

Allowance for loan losses:
Allowance at beginning of period	$36,715	$38,204	$37,484	$34,356
Total charge-offs	(2,372)	(3,406)	(7,087)	(9,120)
Total recoveries	366	853	1,561	2,165

Net charge-offs	(2,006)	(2,553)	(5,526)	(6,955)
Provision for loan losses	2,772	1,833	5,523	10,083

Allowance at end of period	$37,481	$37,484	$37,481	$37,484

Annualized net charge-offs to average total loans	0.34%	0.48%	0.24%	0.34%
Allowance to total loans at end of period	1.57%	1.69%	1.57%	1.69%
Allowance to nonperforming loans	278.69%	265.98%	278.69%	265.98%

The allowance for loan losses was $37.5 million at December 31, 2005, or 1.57% of total loans and 278.69% of nonperforming loans. At December 31, 2004, the allowance for loan losses was $37.5 million, representing 1.69% of total loans and 265.98% of nonperforming loans. Net charge-offs for the year ended December 31, 2005 were $5.5 million, or 0.24% of average loans, compared to $7.0 million, or 0.34% in 2004. The provision for loan losses was $5.5 million for the year ended December 31, 2005, compared to $10.1 million for 2004.

“We were able to reduce our provision in 2005 with the improvement in the overall performance of our loan portfolio”, said Daniel C. Stevens, Chief Financial Officer. “Our reduced net charge-offs reflected the positive trend that began with the improvement in the overall economy over the last few years.”

Funding Liabilities

Deposits totaled $2.54 billion at December 31, 2005, up $258.9 million from year-end 2004. The increase came from out-of-local-market and brokered certificates of deposit, which increased $97.1 million, as well as premium priced money market accounts, and was partially offset by declines in lower cost deposit accounts. The number of lower rate NOW, savings and money-market accounts have declined, while balances in higher rate money market accounts and certificates of deposit have increased. From December 31, 2004 to December 31, 2005, higher rate money market deposits have increased $248.0 million while noninterest-bearing demand deposits have decreased $54.9 million. Additionally, certificates of deposit increased $24.6 million, while NOW and savings accounts declined $31.9 million.

Short-term borrowings increased $68.9 million to $298.4 million at December 31, 2005 from $229.5 million at December 31, 2004. The increase resulted primarily from the variable-rate borrowings obtained in connection with the purchase of investment securities.

Management also evaluates trends in funding by reviewing changes in average deposit balances. The following table presents the distribution of our average deposit account balances for the years ended December 31, 2005 and 2004:

	For the Year Ended
	Dec. 31, 2005		Dec. 31, 2004
	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits
	(dollars in thousands)
Noninterest-bearing demand deposits	$438,784	18.6%	$447,345	20.8%
Interest-bearing demand deposits	627,489	26.6	564,920	26.3
Savings deposits	78,853	3.3	89,678	4.2
Time deposits:
Certificates of deposit	541,547	22.9	510,632	23.8
Out-of-local-market certificates of deposit	139,001	5.9	96,663	4.5
Brokered certificates of deposit	463,476	19.6	369,735	17.3
Public funds	72,822	3.1	66,993	3.1

Total time deposits	1,216,846	51.5	1,044,023	48.7

Total deposits	$2,361,972	100.0%	$2,145,966	100.0%

The changing mix of funding sources from lower rate to higher rate instruments has increased the overall cost of funds.

About Taylor Capital Group, Inc.

Taylor Capital Group, Inc. is a $3.3 billion bank holding company for Cole Taylor Bank, a Chicago-based commercial bank specializing in serving the business banking, real estate lending and wealth management requirements of closely held and family-owned small- and mid-sized businesses.

The bank operates 11 business banking centers throughout the Chicago metropolitan area. Cole Taylor Bank is a member of the FDIC and an Equal Housing Lender.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2006 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if interest rates fluctuate as well as the effect of our customers’ changing use of our deposit products; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively; changes in general economic conditions, interest rates, deposit flows, loan demand, including loan syndication opportunities, competition, legislation or regulatory and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the sections captioned “Risk Factors” in our December 31, 2004 Annual Report on Form 10-K filed with the SEC on March 10, 2005 and our Registration Statement on Form S-3 filed with the SEC on August 5, 2005.

You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

For further information contact:

Daniel C. Stevens

Chief Financial Officer

847-653-7730

TAYLOR CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited) December 31, 2005	December 31, 2004
ASSETS
Cash and cash equivalents	$161,065	$79,250
Investment securities	656,753	533,619
Loans, net of allowance for loan losses of $37,481 and $37,484 at December 31, 2005 and 2004, respectively	2,347,450	2,174,122
Premises, leasehold improvements and equipment, net	15,105	14,787
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	12,946	12,516
Other real estate and repossessed assets, net	1,139	58
Goodwill	23,237	23,354
Other assets	62,977	51,342

Total assets	$3,280,672	$2,889,048

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$464,289	$519,158
Interest-bearing	2,079,355	1,765,539

Total deposits	2,543,644	2,284,697
Short-term borrowings	298,426	229,547
Accrued interest, taxes and other liabilities	56,646	46,093
Notes payable and FHLB advances	75,000	85,500
Junior subordinated debentures	87,638	87,638

Total liabilities	3,061,354	2,733,475

Stockholders’ equity:
Preferred stock	—	—
Common stock	113	100
Surplus	191,816	147,682
Unearned compensation - stock grants	(2,322)	(1,383)
Retained earnings	45,988	16,698
Accumulated other comprehensive loss	(9,220)	(467)
Treasury stock	(7,057)	(7,057)

Total stockholders’ equity	219,318	155,573

Total liabilities and stockholders’ equity	$3,280,672	$2,889,048

TAYLOR CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(in thousands, except per share data)

	For the Three Months Ended			For the Year Ended
	Dec. 31, 2005	Sept. 30, 2005	Dec. 31, 2004	Dec. 31, 2005	Dec. 31, 2004
Interest income:
Interest and fees on loans	$42,340	$39,471	$31,518	$152,706	$114,598
Interest and dividends on investment securities:
Taxable	5,944	5,260	4,847	21,173	20,486
Tax-exempt	919	696	487	2,653	1,998
Interest on cash equivalents	670	255	150	1,277	271

Total interest income	49,873	45,682	37,002	177,809	137,353

Interest expense:
Deposits	16,111	13,757	8,933	52,010	31,242
Short-term borrowings	2,330	1,632	688	6,147	2,228
Notes payable and FHLB advances	874	1,003	1,067	3,905	4,336
Junior subordinated debentures	1,862	1,810	1,653	7,140	5,024

Total interest expense	21,177	18,202	12,341	69,202	42,830

Net interest income	28,696	27,480	24,661	108,607	94,523
Provision for loan losses	2,772	—	1,833	5,523	10,083

Net interest income after provision for loan losses	25,924	27,480	22,828	103,084	84,440

Noninterest income:
Deposit service charges	2,030	2,177	2,487	9,022	10,854
Trust and investment management services	1,119	1,085	1,439	4,545	5,331
Gain on sale of land trusts	—	—	—	2,000	—
Gain on sale of branch	—	—	—	1,572	—
Gain (loss) on sale of investment securities, net	—	—	(201)	127	144
Loan syndication fees	1,123	850	1,350	2,673	1,350
Net cash settlement of CD swaps	22	198	517	684	2,166
Change in fair value of CD swaps	(1,583)	(2,549)	(279)	(3,887)	27
Other noninterest income	114	361	647	1,129	1,647

Total noninterest income	2,825	2,122	5,960	17,865	21,519

Noninterest expense:
Salaries and employee benefits	9,813	10,480	9,792	40,255	38,951
Occupancy of premises	1,858	1,736	1,786	7,035	7,465
Furniture and equipment	1,055	984	896	3,928	3,892
Lease termination charge	—	—	984	—	984
Computer processing	462	472	445	1,805	1,874
Corporate insurance	311	345	431	1,373	2,334
Legal fees, net	637	473	382	1,891	1,808
Advertising and public relations	224	77	218	574	1,489
Other noninterest expense	3,234	3,230	3,230	12,794	12,876

Total noninterest expense	17,594	17,797	18,164	69,655	71,673

Income before income taxes	11,155	11,805	10,624	51,294	34,286
Income taxes	4,137	4,408	3,462	19,523	11,313

Net income	$7,018	$7,397	$7,162	$31,771	$22,973

Preferred dividend requirements	—	—	—	—	(1,875)

Net income applicable to common stockholders	$7,018	$7,397	$7,162	$31,771	$21,098

Basic earnings per common share	$0.65	$0.73	$0.75	$3.16	$2.21
Diluted earnings per common share	0.63	0.71	0.73	3.09	2.19

Taylor Capital Group, Inc.	Page 1
Summary of Selected Financial Data
Dollars in Thousands
Unaudited

	Year Ended December 31,		2005				2004
	2005	2004	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Condensed Income Data:
Interest income	$177,809	$137,353	$49,873	$45,682	$42,742	$39,512	$37,002
Interest expense	69,202	42,830	21,177	18,202	16,158	13,665	12,341

Net interest income	108,607	94,523	28,696	27,480	26,584	25,847	24,661
Provision for loan losses	5,523	10,083	2,772	—	917	1,834	1,833

Net interest income after provision for loan losses	103,084	84,440	25,924	27,480	25,667	24,013	22,828
Noninterest income:
Deposit service charges	9,022	10,854	2,030	2,177	2,408	2,407	2,487
Trust and investment mgmt. services	4,545	5,331	1,119	1,085	1,157	1,184	1,439
Gain on sale of land trusts	2,000	—	—	—	—	2,000	—
Gain on sale of branch	1,572	—	—	—	—	1,572	—
Gain (loss) on sale of investments	127	144	—	—	—	127	(201)
Net cash settlements on CD swaps	684	2,166	22	198	241	223	517
Change in fair value of CD swaps	(3,887)	27	(1,583)	(2,549)	1,821	(1,576)	(279)
Other	3,802	2,997	1,237	1,211	389	965	1,997

Total noninterest income	17,865	21,519	2,825	2,122	6,016	6,902	5,960
Noninterest expense:
Salaries and employee benefits	40,255	38,951	9,813	10,480	9,962	10,000	9,792
Occupancy, furniture and equipment	10,963	11,357	2,913	2,720	2,721	2,609	2,682
Lease termination charge	—	984	—	—	—	—	984
Legal fees, net	1,891	1,808	637	473	609	172	382
Advertising and public relations	574	1,489	224	77	164	109	218
Other	15,972	17,084	4,007	4,047	4,068	3,850	4,106

Total noninterest expense	69,655	71,673	17,594	17,797	17,524	16,740	18,164

Income before income taxes	51,294	34,286	11,155	11,805	14,159	14,175	10,624
Income tax expense	19,523	11,313	4,137	4,408	5,342	5,636	3,462

Net income	$31,771	$22,973	$7,018	$7,397	$8,817	$8,539	$7,162

Preferred dividend requirement	—	(1,875)	—	—	—	—	—

Net income applicable to common stockholders	$31,771	$21,098	$7,018	$7,397	$8,817	$8,539	$7,162

Per Share Data:
Net income per common share:
Basic	$3.16	$2.21	$0.65	$0.73	$0.92	$0.88	$0.75
Diluted	3.09	2.19	0.63	0.71	0.90	0.87	0.73
Cash dividends per common share	0.24	0.24	0.06	0.06	0.06	0.06	0.06
Book value per common share	19.99	16.12	19.99	19.70	17.75	16.37	16.12
Tangible book value per common share (1)	17.87	13.69	17.87	17.57	15.37	13.95	13.69
Dividend payout ratio	7.77%	10.96%	9.52%	8.45%	6.67%	6.90%	8.22%
Weighted average shares-basic	10,045,358	9,539,242	10,849,583	10,176,266	9,585,338	9,663,676	9,610,499
Weighted average shares-diluted	10,286,647	9,644,515	11,087,718	10,430,426	9,818,325	9,832,975	9,765,748
Shares outstanding-end of period	10,973,829	9,653,549	10,973,829	10,939,029	9,761,061	9,678,638	9,653,549

Average Balance Sheet Data (2):
Total assets	$3,014,889	$2,737,023	$3,186,378	$3,032,172	$2,962,876	$2,874,515	$2,821,615
Investments	591,132	560,648	665,164	592,945	557,251	547,858	542,032
Cash equivalents	36,910	17,264	64,644	30,056	33,993	18,516	29,859
Loans	2,271,681	2,045,723	2,340,886	2,290,590	2,257,684	2,195,761	2,135,011
Total interest-earning assets	2,899,723	2,623,635	3,070,694	2,913,591	2,848,928	2,762,135	2,706,902
Interest-bearing deposits	1,923,188	1,698,621	2,013,666	1,946,955	1,917,068	1,812,593	1,749,607
Borrowings	330,868	315,020	368,098	326,962	307,727	320,202	299,564
Junior subordinated debentures	87,638	68,709	87,638	87,638	87,638	87,638	87,638
Total interest-bearing liabilities	2,341,694	2,082,350	2,469,402	2,361,555	2,312,433	2,220,433	2,136,809
Noninterest-bearing deposits	438,784	447,345	442,776	426,922	437,721	447,904	485,624
Total stockholders’ equity	182,470	164,042	214,983	191,752	164,530	157,883	151,791

Performance Ratios (annualized):
Return on average assets	1.05%	0.84%	0.88%	0.98%	1.19%	1.19%	1.02%
Return on average equity	17.41%	14.00%	13.06%	15.43%	21.44%	21.63%	18.87%
Efficiency ratio (3)	55.13%	61.84%	55.82%	60.12%	53.75%	51.32%	58.93%

Tax Equivalent Net Interest Margin:
Net interest income as stated	$108,607	$94,523	$28,696	$27,480	$26,584	$25,847	$24,661
Add: Tax equivalent adjust.-investment (4)	1,429	1,085	495	375	300	259	264
Tax equivalent adjust.-loans (4)	209	172	81	42	47	39	41

Tax equivalent net interest income	$110,245	$95,780	$29,272	$27,897	$26,931	$26,145	$24,966

Net interest margin without tax adjust.	3.75%	3.60%	3.71%	3.75%	3.74%	3.79%	3.63%
Net interest margin - tax equivalent (4)	3.80%	3.65%	3.79%	3.80%	3.79%	3.83%	3.67%
Yield on earning assets without tax adjust.	6.13%	5.24%	6.45%	6.23%	6.01%	5.79%	5.44%
Yield on earning assets - tax equivalent (4)	6.19%	5.28%	6.53%	6.29%	6.06%	5.83%	5.49%
Yield on interest-bearing liabilities	2.96%	2.05%	3.40%	3.06%	2.80%	2.49%	2.30%
Net interest spread - without tax adjust.	3.18%	3.18%	3.05%	3.17%	3.21%	3.30%	3.15%
Net interest spread - tax equivalent (4)	3.23%	3.23%	3.13%	3.23%	3.26%	3.34%	3.19%
Average interest-earning assets to average interest-bearing liabilities	123.83%	125.99%	124.35%	123.38%	123.20%	124.40%	126.68%

Taylor Capital Group, Inc.
Summary of Selected Financial Data
Dollars in Thousands	Page 2
Unaudited

	Dec. 31, 2005	Dec. 31, 2004	Sept. 30, 2005	June 30, 2005	Mar. 31, 2005
Condensed Balance Sheet Data:
Total assets	$3,280,672	$2,889,048	$3,139,181	$3,075,110	$2,945,874
Investment securities	656,753	533,619	636,780	547,320	530,038
Total loans	2,384,931	2,211,606	2,352,560	2,278,565	2,255,867
Allowance for loan losses	37,481	37,484	36,715	37,411	39,262
Goodwill	23,237	23,354	23,237	23,237	23,354
Total deposits	2,543,644	2,284,697	2,374,523	2,417,009	2,351,310
Short-term borrowings	298,426	229,547	333,123	266,825	214,866
Notes payable and FHLB advances	75,000	85,500	75,000	85,500	85,500
Junior subordinated debentures	87,638	87,638	87,638	87,638	87,638
Total stockholders’ equity	219,318	155,573	215,490	173,262	158,392

Asset Quality Ratios:
Nonperforming loans	$13,449	$14,093	$14,157	$24,354	$15,237
Nonperforming assets	14,588	14,151	14,433	24,939	15,294
Allowance for loan losses to total loans	1.57%	1.69%	1.56%	1.64%	1.74%
Allowance for loan losses to nonperforming loans	278.69%	265.98%	259.34%	153.61%	257.68%
Net charge-offs to average total loans (5)	0.24%	0.34%	0.21%	0.25%	0.01%
Nonperforming assets to total loans plus repossessed property	0.61%	0.64%	0.61%	1.09%	0.68%

Capital Ratios (Taylor Capital Group, Inc.):
Total stockholders’ equity to assets	6.69%	5.38%	6.86%	5.63%	5.38%
Total tangible equity to assets (1)	5.98%	4.57%	6.12%	4.88%	4.58%
Average stockholders’ equity to average assets (6)	6.05%	5.99%	5.80%	5.52%	5.38%

Footnotes:

(1)	Tangible equity excludes goodwill and intangible assets.
(2)	Average balances are daily averages.
(3)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, less the gains from the sale of investment securities.
(4)	This adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming a tax rate of 35.0%.
(5)	Based upon year-to-date annualized net charge-offs.
(6)	Based upon year-to-date averages.